133 Peachtree Street Northeast
                                             Atlanta, Georgia 30303
                                             (404) 652-4000
News from Georgia-Pacific
                                             Release No. C-1549
                                             Contact:  Ken Haldin
                                                      (404) 652-6098
                                                      Greg Guest
                                                      (404) 652-4739

                                             October 4, 1999

       GEORGIA-PACIFIC, CHESAPEAKE FINALIZE JOINT VENTURE

     ATLANTA, Ga. and RICHMOND, Va. - Georgia-Pacific Corp.

(NYSE: GP) and Chesapeake Corporation  (NYSE: CSK) today

completed a previously announced agreement to create Georgia-

Pacific Tissue, a joint venture in which the two companies have combined their away-from-home tissue businesses.

     "This agreement establishes Georgia-Pacific Tissue as a

significant, competitive player in the commercial tissue business in North America," said A.D. "Pete" Correll, chairman and chief executive officer of Georgia-Pacific.

     Thomas H. Johnson, president and chief executive officer of

Chesapeake, said, "This agreement allows our joint tissue

operations to be more competitive.  It also provides Chesapeake

Corporation with the financial flexibility to pursue meaningful growth opportunities as we continue to focus on strengthening our overall capabilities in specialty packaging and merchandising services."

     Georgia-Pacific Group, the pulp, paper and building products business of Georgia-Pacific Corp., contributed assets from its commercial tissue business to the joint venture.  Georgia-Pacific

Group controls Georgia-Pacific Tissue with a 95 percent equity interest.  Chesapeake contributed the assets of its Wisconsin

Tissue business to the joint venture, for which it received a 5 percent interest in Georgia-Pacific Tissue and an initial cash distribution of approximately $755 million.

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     William A. Raaths, previously president of Wisconsin Tissue,

has assumed the position of president of Georgia-Pacific Tissue and is a vice president of Georgia-Pacific Corp.  He reports to

Michael C. Burandt, senior vice president - packaged products,

Georgia-Pacific Group.

     Georgia-Pacific Tissue operates 13 manufacturing facilities with an annual production capacity of approximately 530,000 tons of commercial tissue products.  Following formation of Georgia-

Pacific Tissue, Atlanta-based Georgia-Pacific manufactures more than 1.1 million tons of tissue products annually for the

commercial and consumer markets, with 25 paper machines and 268 converting lines.

     Commercial tissue products serve "away-from-home"markets

such as hospitals, restaurants, businesses, institutions and janitorial supply firms.

     Georgia-Pacific assets included in the joint venture include tissue converting facilities at Brattleboro, Vt., and LaGrange,

Ga.; a tissue mill at Gary, Ind.; and tissue converting

operations at Crossett, Ark., and Palatka, Fla.

     Georgia-Pacific Tissue also includes former Wisconsin Tissue production facilities at Bellemont and Flagstaff, Ariz.; Alsip,

Ill.; Greenwich, N.Y.; Menasha and Neenah, Wis.; and Toluca,

Mexico.

     Georgia-Pacific (www.gp.com) is the leading manufacturer and distributor of building products in the United States and one of the world's leading manufacturers and distributors of pulp, paper and related chemicals for the forest products industry.  It

consists of two distinct operating groups: Georgia-Pacific Group and The Timber Company (NYSE: TGP), which manages 5 million acres of timberland in North America.  The company employs more than

50,000 people at approximately 500 locations in the United

States, Canada and Mexico.

     Chesapeake Corporation  (www.cskcorp.com) is a specialty

packaging and merchandising services company with over 40

locations in North America and Europe.

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